INNOVATIVE MEDICAL SERVICES
                      1996 DIRECTORS AND OFFICERS
                           STOCK OPTION PLAN

                               ARTICLE I
                              DEFINITIONS

     As used herein, terms have the meaning hereinafter set forth unless the context should clearly indicate the contrary:

     (a)  "Board" shall mean the Board of Directors of the Company;

     (b) "Days" shall mean for calculation purposes the days of the week in which the NASDAQ System conducts and is open for regular trading activity;

     (c) "Company" shall mean Innovative Medical Services, a California corporation;

     (d)  "Director" shall mean a member of the Board;

     (e) "Grant" means the issuance of an Option hereunder to an Optionee entitling such Optionee to acquire Stock on the terms and conditions set forth in a Stock Option Agreement to be entered into with the Optionee;

     (f) "Officer" shall mean a Executive Officer of the Company and any Consultant or Advisor which has been confirmed by the Board as eligible to particpate under this Plan;

     (g) "Option" shall mean the right granted to an Optionee to acquire Stock of the Company pursuant to the Plan;

     (h) "Optionee" shall mean an Officer of the Company or a Director of the Company to whom a Grant hereunder has been made;

     (i) "Plan" shall mean the Innovative Medical Services 1996 Directors and Officers Stock Option Plan, the terms of which are herein set forth;

     (j) "Stock" shall mean the common stock of the Company or, in the event the outstanding shares of stock are hereafter changed into or exchanged for shares of different stock or securities of the Company or some other corporation, such other stock or securities;

     (k) "Stock Option Agreement" shall mean the agreement between the Company and an Optionee under which an Optionee may acquire Stock pursuant to the Plan.

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                              ARTICLE II
                               THE PLAN

     2.1 NAME. The plan shall be known as the "Innovative Medical Services 1996 Directors and Officers Stock Option Plan."

     2.2 PURPOSE. The purpose of the Plan is to advance the business and development of the Company and its shareholders by affording to the Directors and Officers of the Company the opportunity to acquire a propriety interest in the Company by the grant of Options to such persons under the terms herein set forth. By doing so, the Company seeks to motivate, retain and attract highly competent, highly motivated Executive Officers and Directors to lead the Company through this critical time in its evolution and ensure the success of the Company. The Options to be granted hereunder are non-statutory Options made available to Directors and Officers of Innovative Medical Services.

     2.3 EFFECTIVE DATE. The Plan shall become effective upon its adoption by the Board of the Company.

     2.4 TERMINATION DATE. The Plan shall terminate ten (10) years from the date the Plan is adopted by the Board of the Company and at such time any Options granted hereunder shall be void and of no further force or effect.


                              ARTICLE III
                             PARTICIPANTS

     Only Executive Officers and Directors of the Company shall be eligible to be granted an Option under the Plan. The Board may grant Options to any Director or Officer in accordance with such determinations as the Board may, from time to time, in its sole discretion make.


                              ARTICLE IV
                            ADMINISTRATION

     4.1 The Plan shall be administered by the Board of Directors of the Company. Subject to the express provisions of the Plan, the Board shall have the sole discretion and authority to determine from among eligible persons those to whom and the time or times at which Options may be granted and the number of shares of Stock to be subject to each Option. Subject to the express provisions of the Plan, the Board shall also have complete authority to interpret the Plan, to prescribe, amend and rescind rules and regulations related to it and to determine the details and provisions of each Stock Option Agreement and to make all other determinations necessary or advisable in the administration of the Plan. The Board shall also have the authority to delegate the administration of this Plan to a duly appointed Compensation Committee of the Board. The Board or Compensation Committee shall also have the authority to modify outstanding Options and the provisions therein subject to the agreement of the Optionee.

     4.2 RECORDS OF PROCEEDINGS. The Board shall maintain written minutes of its actions which shall be maintained among the records of the Company.

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     4.3  MAJORITY.  A majority of the members of the Board shall constitute a quorum and any action taken by a majority present at such meeting, when properly noticed, at which a quorum is present or any action taken without a meeting evidenced by a writing executed by all members of the Board shall constitute the action of the Board.

     4.4 COMPANY ASSISTANCE. The Company shall supply full and timely information to the Board in all matters relating to eligible Optionees, their status, death, retirement, disability and such other pertinent facts as the Board may require. The Company shall furnish the Board with such clerical and other assistance as is necessary in the performance of its duties.


                               ARTICLE V
                  SHARES OF STOCK SUBJECT TO THE PLAN

     5.1 LIMITATION. The number of shares of Stock which may be issued and sold hereunder shall not exceed 1,000,000 shares.

     5.2 OPTIONS GRANTED UNDER THE PLAN. Shares of stock with respect to which an Option is granted hereunder, but which lapses prior to exercise, shall be considered available for grant hereunder. Therefore, if Options granted hereunder shall terminate for any reason without being wholly exercised, new Options may be granted hereunder covering the number of shares to which such terminated Options related.


                              ARTICLE VI
                           OPTION PROVISIONS

     6.1 OPTIONS. Each Option granted hereunder shall be evidenced by minutes of a meeting of or the written consent of the Board and by a written Stock Option Agreement dated as of the date of grant and executed by the Company and the Optionee, which agreement shall set forth such terms and conditions as may be determined by the Board consistent with the Plan.

     6.2  LIMITATIONS.

     (a) The maximum number of shares for which an Option or Options may be granted under the Plan to any one Director or Officer shall be 200,000 in any twelve month period.

     (b) The Options granted hereunder are non-statutory Options which do not satisfy the requisites of Section 422 of the Internal Revenue Code, as amended.

     6.3  OPTION PRICE.   The per share Option price for the stock subject
to each Option shall be less than eighty-five percent (85%) of the fair market value per share on the effective date of grant or such other price as the Board may determine.

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     6.4  OPTION PERIOD.  Each Option granted hereunder must be granted within five (5) years from the effective date of the Plan. The period for the exercise of each Option shall be determined by the Board, but in no instance shall such period exceed five (5) years from the date of grant of the Option.

     6.5  OPTION EXERCISE.

     (a) Options granted hereunder may not be exercised until and unless the Optionee shall meet the conditions precedent established by the Board for the Officers or Directors.

     (b) Options may be exercised by the officer or director for in whole or in part. Optionees may exercise their Option at any time by giving written notice to the Company with respect to the specified option, delivered to the Company at its principal office together with payment in full to the Company of the amount of the Option price for the number of shares with respect to which the Option(s) are then being exercised.

     6.6 NON-TRANSFERABILITY OF OPTION. No Option or any right relative thereto shall be transferred by an Optionee otherwise than by will or by the laws of descent and distribution. During the lifetime of an Optionee, the Option shall be exercisable only by him or her.

     6.7  EFFECT OF DEATH OR OTHER TERMINATION OF EMPLOYMENT OR
          DIRECTORSHIP.

     (a) If the Officer or Director's relationship with the Company shall be terminated, with or without cause, or by the act of the Officer or Director, the Optionee's right to exercise such Options shall terminate and all rights thereunder shall cease three (3) days after the date on which such person's association is terminated, unless this provision is modified by the Option Agreement for the Options. Provided however, that if the Optionee shall die or become permanently and totally disabled while employed by or serving as a non-employee Director of the Company, as solely determined by the Board in accordance with its policies, then either his or her personal representatives or a transferee under the Optionee's will or pursuant to the laws of descent and distribution, or the disabled Optionee may exercise the Option in full six (6) months from the date of such death or disability unless this provision is modified by the Option Agreement for the Options. In the case of an Optionee's retirement in accordance with the Company's established retirement policy, such Option shall remain exercisable by the Optionee for three (3) days from the date of such retirement unless this provision is modified by the Option Agreement for the Options.

     (b) No transfer of an Option by the Optionee by will or the laws of descent and distribution shall be effective to bind the Company unless the Company shall have been furnished with a written notice thereof and an authenticated copy of the will and/or such other evidence as the Committee may deem necessary to establish the validity of the transfer and the acceptance by the transferee or transferees of the terms and conditions of such Option.

     6.8  RIGHTS AS A SHAREHOLDER.

     (a) An Optionee or a transferee of an Option shall have no rights as a shareholder of the Company with respect to any shares subject to any unexercised Options.

     (b) Unless this provision is modified by the to Option Agreement for the Options, ownership rights shall vest with the Officer or Director according to the following schedule with respect to the total number of shares exercised:

     Twenty percent (20%) immediately upon the exercise of this option Twenty percent (20%) on the first anniversary following the date of the exercise of this option
     Twenty percent (20%) on the second anniversary following the date of the exercise of this option
     Twenty percent (20%) on the third anniversary following the date of the exercise of this option
     Twenty percent (20%) on the fourth anniversary following the date of the exercise of this option

In the event that the association with the Company, in the case of a Director, or the employment by Company, in the case of an Officer, is voluntarily terminated by the Officer or Director, all shares of the Stock for which ownership has not become vested in the Officer or Director shall be subject to repurchase by the Company at a price of $0.10 per share.

In the event that the association with the Company, in the case of a Director, or the employment by the Company, in the case of an Officer, is involuntarily terminated, all shares of the Stock for which ownership has not become vested in the Officer or Director shall be immediately vested and the Officer or Director shall thereafter have full ownership and rights in the Stock.

     6.9 REQUIRED FILINGS. An Optionee to whom an Option is granted under the terms of the Plan is required to file appropriate reports with the Internal Revenue Service. As a condition of the receipt of an Option hereunder, Optionees shall agree to make necessary filings with the Internal Revenue Service. The Company shall assist and cooperate with Optionees by providing the necessary information required for compliance of this condition.


                              ARTICLE VII
                          STOCK CERTIFICATES

     7.1 ISSUANCE. The Company shall issue and deliver any certificate for shares of Stock purchased upon the exercise of any Option granted hereunder.

     7.2 TRANSFER RESTRICTIONS. Unless a registration statement covering the shares underlying the Options is in effect at the time of execution of an Option Agreement, the Board shall instruct the Secretary of the Corporation to impose restrictions of the subsequent transferability of Stock issued pursuant to Options to be granted hereunder. The Stock of the Company to be issued pursuant to the exercise of an Option shall have such restrictions prominently displayed as a legend on such certificate. The Secretary of the Corporation shall further instruct the Transfer Agent to place a stop transfer order on the shares issued pursuant to

Options to be granted hereunder until such time as full ownership rights to the shares vest in the Officer or Director according to Section 6.8 hereof.


                             ARTICLE VIII
          TERMINATION, AMENDMENT, OR MODIFICATION OF THE PLAN

     The Board may at any time terminate the plan, and may at any time and from time to time and in any respect amend or modify the Plan. Provided, however, if the Plan has been submitted to and approved by the shareholders of the Company no such action by the Board may be taken without approval of the majority of the shareholders of the Company which: (a) increases the total number of shares of Stock subject to the Plan, except as contemplated in Section 5.3 hereof; (b) changes the manner of determining the Option price; or (c) withdraws the administration of the Plan from the Board.


                              ARTICLE IX
                              EMPLOYMENT

     9.1 EMPLOYMENT. Nothing in the Plan or any Option granted hereunder or in any Stock Option Agreement shall confer upon a non-employee Director receiving such Option or Stock Option Agreement the status as an employee of the Company. Further, nothing in the Plan or any Option granted hereunder shall in any manner create in any Optionee the right to continue their relationship with the Company or create any vested interest in such relationship, including employment.

     9.2 OTHER COMPENSATION PLANS. The adoption of the Plan shall not effect any other stock option, incentive, or other compensation plan in effect for the Company or any of its subsidiaries, nor shall the Plan preclude the Company or any subsidiary thereof from establishing any other forms of incentive or other compensation for employees or non-employee Directors of the Company, or any subsidiary thereof.

     9.3 PLAN EFFECT. The Plan shall be binding upon the successors and assigns of the Company.

     9.4 TENSE. When used herein nouns in the singular shall include the plural.

     9.5 HEADINGS OF SECTIONS ARE NOT PART OF THE PLAN. Headings of articles and sections hereof are inserted for convenience and reference and constitute no part of the Plan.


INNOVATIVE MEDICAL SERVICES



By:  MICHAEL L. KRALL
     ---------------------------
     Michael L. Krall, President



By:  DENNIS ATCHLEY
     ---------------------------
     Dennis Atchley, Secretary